Exhibit 10.6


                              GRANT OF STOCK OPTION


          This Option to Purchase Shares (the "Option") is granted as of this 23rd day of January, 2002 (the "Effective Date") to _______________________
("Holder") by CIRCUIT RESEARCH LABS, INC., an Arizona corporation (the
"Company").

          1. This Option is granted pursuant to the terms of a resolution of the Board of Directors adopted January 23, 2002.

          2. The Company does hereby grant to Holder an option to purchase 50,000 shares of common stock of the Company (the "Option Shares") for a purchase price of $1.00 per share, payable in cash. This Option may be exercised in whole or in part at any time and from time to time within twenty-four months of the Effective Date (the "Option Period") until Holder has purchased the entire number of Option Shares. This Option shall expire at the end of the Option Period, and Holder has the right to purchase only that number of Option Shares which it has purchased pursuant to the Option during the Option Period.

          3. To purchase any or all of the Option Shares during the Option Period, Holder shall deliver to the Company cash in the amount of the purchase price of the Option Shares to be purchased together with a written request that the shares be issued to it. Holder shall also execute such additional documentation as may be reasonably requested at the time by the Company in connection with the issuance of the Option Shares purchased by Holder.

          4. Holder agrees that it has acquired this Option and will acquire all shares purchased pursuant hereto with an intent to invest and without any intent to distribute or redistribute this Option or the shares. Holder agrees that this option and the shares to be issued upon its exercise are and will be restricted as to resale by the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, the Arizona Securities Act, and other applicable laws. Holder agrees that it will not sell or transfer the option or any of the shares of the Company acquired by it without providing to the Company an opinion from counsel to the Company that such sale or transfer can be effected without violation of any applicable securities laws. Holder agrees that the Company has no obligation to effect registration of any such shares or take actions it would not otherwise take to facilitate the sale or transfer of any such shares.

          5. If the shares of the Company are subject to a stock split, reverse split, stock dividend, or are converted into the shares of some other entity as the result of a merger, consolidation or reorganization, the shares of the Company subject to this Option and the purchase price shall be adjusted accordingly. If the Company enters into a transaction by which the shares of its common stock shall be converted into cash or into the securities of any other company, the Company, on thirty days written notice to Holder, may accelerate the termination of the Option Period to end on the day immediately prior to the date of conversion, and Holder may exercise its option to purchase some or all of the Option Shares only prior to or on the accelerated ending date of the Option Period.

          6. The parties agree that neither party shall be responsible for or liable to file any reports or seek any approvals required by securities laws to be made or done by the other party. Each party hereto represents to the other that it is fully aware of all reporting and filing requirements imposed by securities laws as a result of this Agreement and each will fulfill all obligations imposed on it.

          7. Each party agrees to execute, acknowledge and deliver such other and further documents, instruments and statements as may be necessary to carry out the intent and provisions of this Agreement and to comply with all applicable laws, rules and regulations.

          8. If there is any arbitration or litigation by or among the parties to enforce or interpret any provision of this Agreement or any rights arising hereunder, the unsuccessful party in such arbitration or litigation, as determined by the arbitrator or court, shall pay to the successful party, as determined by the arbitrator or court, all costs and expenses, including without limitation attorneys' fees and costs, incurred by the successful party, such costs and expenses to be determined by the arbitrator or court sitting without a jury.

          9. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Holder may sell, assign or transfer its rights under this Option, but only if it does so in a manner permitted by applicable securities laws for the transfer of securities which have not been registered under securities laws and if it provides the Company with an opinion of counsel satisfactory to the Company that such transfer does not violate any applicable securities law.

          10. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Arizona, without the application of any law of conflicts of laws that would require or permit the application of the laws of any other jurisdiction.

          DATED as of the Effective Date.

                              CIRCUIT RESEARCH LABS, INC., an Arizona
                              corporation



                              By ___________________________________________
                                   Charles Jayson Brentlinger, President


                                       -2-